Exhibit 10.4

POLYCOM, INC.

2004 EQUITY INCENTIVE PLAN

NONEMPLOYEE DIRECTOR RESTRICTED STOCK AGREEMENT

Grant #

NOTICE OF GRANT

Polycom, Inc. (the “Company”) hereby awards you, [NAME] (the “Director”), an award of Restricted Stock under the Company’s 2004 Equity Incentive Plan (the “Plan”). The date of this Restricted Stock Agreement (the “Agreement”) is             , 200  (the “Grant Date”). Subject to the provisions of Appendix A (attached hereto) and the Plan, the principal features of this grant are as follows:

Total Number

of Shares of Restricted Stock:

Vesting Schedule:	The Shares of Restricted Stock will vest in accordance with the following schedule: [25% will vest on each of the first four (4) three-month anniversaries of the Grant Date]*.

*	Except as otherwise provided in Appendix A, Director will vest in the Restricted Stock on each applicable vesting date only if the Director has not incurred a Termination of Service prior to such date.

Your signature below indicates your agreement to receive the Shares subject to this Award and your agreement and understanding that this Award is subject to all of the terms and conditions contained in the Plan and in this Agreement, which include this Notice of Grant and Appendix A. For example, important additional information on vesting and forfeiture of the Shares covered by this grant is contained in Paragraphs 3 through 6 of Appendix A. PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS AGREEMENT.

POLYCOM, INC.	DIRECTOR

[NAME]	[NAME]

[TITLE]

Date: , 200	Date: , 200

APPENDIX A

TERMS AND CONDITIONS OF RESTRICTED STOCK AGREEMENT

1. Award. The Company hereby awards to the Director, as a separate incentive in connection with his or her service and not in lieu of other compensation for his or her services, the number of Shares of Restricted Stock indicated on the Notice of Grant, subject to all of the terms and conditions in this Agreement and the Plan. By accepting this award of Restricted Stock, par value will be deemed paid by the Director for each Share of Restricted Stock by past services rendered by the Director, and will be subject to the appropriate tax withholdings. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan.

2. Shares Held in Escrow. Unless and until the Shares of Restricted Stock shall have vested in the manner set forth in Paragraphs 3, 4 or 5, such Shares shall be issued in the name of the Director and held by the Secretary of the Company (or its designee) as escrow agent (the “Escrow Agent”), and shall not be sold, transferred or otherwise disposed of, and shall not be pledged or otherwise hypothecated. The Company may determine to issue the Shares in book entry form and/or may instruct the transfer agent for its Common Stock to place a legend on the certificates representing the Restricted Stock or otherwise note in its records the restrictions on transfer set forth in this Agreement and the Plan. The certificate or certificates representing such Shares shall not be delivered by the Escrow Agent to the Director unless and until the Shares have vested and all other terms and conditions in this Agreement have been satisfied.

3. Vesting Schedule/Period of Restriction. Subject to Paragraphs 4 and 5 of this Agreement, the Shares of Restricted Stock awarded by this Agreement shall vest in accordance with the vesting provisions set forth in the Notice of Grant. Shares of Restricted Stock shall vest in the Director in accordance with the provisions of this Agreement only if the Director has not incurred a Termination of Service through each applicable vesting date(s).

4. Modifications to Vesting Schedule.

(a) Death or Disability of Director. In the event that the Director incurs a Termination of Service due to his or her death or Disability, the Shares of Restricted Stock shall fully vest on the date of the Employee’s death or Disability.

(b) Voluntary Termination. In the event the Director voluntarily terminates his or her service from the Board and such voluntary termination occurs not less than six (6) months after the Grant Date, the Shares of Restricted Stock shall fully vest on the date of such termination.

(c) Change in Control. In the event of a Change in Control, this award shall be subject to the definitive agreement governing such Change in Control. Such agreement, without the Director’s consent and notwithstanding any provision to the contrary in this Agreement or the Plan, must provide for one of the following: (a) the assumption of this award by the surviving corporation or its parent; (b) the substitution by the surviving corporation or its parent of an award with substantially the same terms as this award; or (c) the acceleration of the vesting of 100% of the Shares of Restricted Stock that remain unvested at the time of the Change in Control. In the event the definitive agreement does not provide for one of the foregoing alternatives with respect to the treatment of this award, this award shall have the treatment specified in clause (c) of the preceding sentence. The Committee may, in its sole discretion, accelerate the vesting of this award in connection with any of the foregoing alternatives. In addition, if the Director is not asked to be a member of the board of directors of the combined successor entity following a Change in Control that occurs prior to the date this award is fully vested, this award shall become fully vested as to all of Shares of Restricted Stock that are unvested immediately preceding the Change in Control and Paragraphs 24 and 25 hereof shall be deemed to be without force and effect. For purposes of this Agreement, “Change in Control” means the occurrence of any of the following events: (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the 1934 Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; (b) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (c) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors; or (d) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

5. Committee Discretion. The Committee, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Shares of Restricted Stock at any time, subject to the terms of the Plan. If so accelerated, such Shares will be considered as having vested as of the date specified by the Committee.

6. Forfeiture. Notwithstanding any contrary provision of this Agreement, the balance of the Shares of Restricted Stock that have not vested at the time the Director incurs a Termination of Service will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company. The Director shall not be entitled to a refund of any of the price paid for the Shares of Restricted Stock forfeited to the Company pursuant to this Paragraph 6. The Director hereby appoints the Escrow Agent with full power of substitution, as the Director’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of the Director to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested Shares to the Company upon such cessation of the Service Provider relationship.

7. Death of Director. Any distribution or delivery to be made to the Director under this Agreement will, if the Director is then deceased, be made to the administrator or executor of the Director’s estate. Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee, (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer, and (c) written acceptance of the terms and conditions of this Award as set forth in this Agreement.

8. Tax Withholding and Payment Obligations. The Company will withhold a portion of the Shares of Restricted Stock that have an aggregate market value sufficient to pay the minimum federal, state, local and foreign income, social insurance, employment and any other applicable taxes required to be withheld by the Company with respect to the Shares, unless the Company, in its sole discretion, either requires or otherwise permits the Director to make alternate arrangements satisfactory to the Company for such minimum withholdings in advance of the arising of any withholding obligations. The number of Shares withheld pursuant to the prior sentence will be rounded up to the nearest whole Share, with no refund for any value of the Shares withheld in excess of the tax obligation as a result of such rounding. Notwithstanding any contrary provision of this Agreement, no Shares will be delivered by the Escrow Agent to the Director unless and until satisfactory arrangements (as determined by the Company) have been made by the Director with respect to the payment of any income and other taxes which the Company determines must be withheld or collected with respect to such Shares. In addition and to the maximum extent permitted by law, the Company (or the employing Subsidiary) has the right to retain without notice from compensation payable to the Director, cash having a sufficient value to satisfy any tax withholding obligations that the Company determines cannot be satisfied through the withholding of otherwise deliverable Shares. All income and other taxes related to this Restricted Stock Award and any Shares delivered in payment thereof are the sole responsibility of the Director. By accepting this award, the Director expressly consents to the withholding of Shares and to any additional cash withholding as provided for in this Paragraph 8.

9. Rights as Stockholder. Neither the Director nor any person claiming under or through the Director will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Director or the Escrow Agent (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Director will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

10. No Effect on Service. The terms of the Director’s service to the Company, whether as a Director or otherwise, will be determined from time to time by the Company and the Company will have the right, which is hereby expressly reserved, to terminate or change the terms of the service as a Director at any time for any reason whatsoever, with or without good cause. The transactions contemplated hereunder and the vesting schedule set forth in the Notice of Grant do not constitute an express or implied promise of continued service as a Director for any period of time. A leave of absence or an interruption in service (including an interruption during military service) authorized or acknowledged by the Company shall not be deemed a Termination of Service for the purposes of this Agreement.

11. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of its General Counsel, at 4750 Willow Road, Pleasanton, CA 94588, or at such other address as the Company may hereafter designate in writing.

12. Grant is Not Transferable. Except to the limited extent provided in Paragraph 7 above, the unvested Shares subject to this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any unvested Shares subject to this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

13. Restrictions on Sale of Securities. The Shares delivered by the Escrow Agent to the Director under this Agreement will be registered under U.S. federal securities laws and will be freely tradable upon receipt. However, the Director’s subsequent sale of the Shares may be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other applicable securities laws.

14. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

15. Additional Conditions to Issuance of Certificates for Shares and Release from Escrow. The Company shall not be required to issue any certificate or certificates for Shares hereunder or release such Shares from the escrow established pursuant to Paragraph 2 prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency, which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of grant of the Restricted Stock as the Committee may establish from time to time for reasons of administrative convenience. The Committee shall, in its absolute discretion, determine when such conditions have been fulfilled.

16. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

17. Committee Authority. The Committee will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares of Restricted Stock have vested). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon the Director, the Company and all other interested persons. No person acting as or on behalf of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

18. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

19. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

20. Entire Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Director expressly warrants that he or she is not executing this Agreement in reliance on any promises, representations, or inducements other than those contained herein.

21. Modifications to the Agreement. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.

22. Amendment, Suspension or Termination of the Plan. By accepting this award, the Director expressly warrants that he or she has received a Restricted Stock Award under the Plan, and has received, read and understood a description of the Plan. The Director understands that the Plan is discretionary in nature and may be modified, suspended or terminated by the Company at any time.

23. Notice of Governing Law. This award shall be governed by, and construed in accordance with, the laws of the State of California without regard to principles of conflict of laws.

24. Non-Compete. The Director agrees that for the period commencing on the date the Director executes this option and ending on the date occurring twelve (12) months after the Director incurs a Termination of Service (the “Obligations Period”), the Director, directly or indirectly, whether as an employee, owner, sole proprietor, partner, director, member, consultant, agent, founder, co-venturer or otherwise, will (a) not engage, participate or invest in any business activity anywhere in the world that is directly competitive with the principal products or services of the Company and its subsidiaries (the “Businesses”) (except that it will not be a violation of this Paragraph 24 for the Director to own as a passive investment not more than one percent of any class of publicly traded securities of any entity); nor (b) solicit business from any of the Businesses’ customers and users on behalf of any business that directly competes with the Businesses.

25. Non-Solicit. The Director agrees that for the Obligations Period, the Director will not either directly or indirectly solicit, induce, recruit, or encourage any of the Company’s employees to leave their employment, or take away such employees, either for the benefit of the Director or on behalf of another entity.

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